EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("this Agreement") is made as of the Effective Date (as defined herein).

BETWEEN:

            INLOGIC SOFTWARE, INC., a Nova Scotia corporation  ("Employer"),

                                       and

            MOHAMMAD AAMIR ("Executive").

WITNESSETH:

WHEREAS, Employer is the successor of Inlogic Software Inc., an Ontario company ("Inlogic Ontario"), Executive was employed by Inlogic Ontario, and Inlogic Ontario has continued into Nova Scotia and is now a Nova Scotia Corporation;

AND WHEREAS Employer believes it is in Employer's best interest to continue to employ Executive, and Executive desires to continue to be employed by Employer;

AND WHEREAS Employer and Executive agree that this Agreement and the employment on the terms hereunder contemplated hereunder is conditional upon the completion of the transaction contemplated by the Share Purchase Agreement between Daleen Technologies, Inc., Inlogic Acquisition, Inc. (the "Purchaser") and the Holders of all of the Shares of Inlogic Software, Inc. (the "Transaction"), and the effective date of this Agreement shall be the closing date of the Transaction (the "Effective Date");

AND WHEREAS Employer and Executive desire to set forth the terms and conditions on which Executive shall be employed by and provide his or her services to Employer;

AND WHEREAS the execution and delivery of this Agreement by the Executive is a material inducement to the Purchaser's agreement to consummate the Transaction and is a condition precedent to the Transaction;

AND WHEREAS, the execution and delivery of this Agreement by the Employer is a material inducement to the Executive's agreement hereunder which, as described above, is a condition precedent to the Transaction;

AND WHEREAS the Executive will benefit personally from the Transaction.

NOW THEREFORE in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       DEFINITIONS.

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         For the purpose of this Agreement, unless the context otherwise requires, the following words and expressions that shall have the following meanings:

"AFFILIATE" shall have the meaning set forth in the Business Corporations Act (Ontario), as amended.

"CAUSE" shall be limited to,

                  (i) the failure or wilful refusal of the Executive to substantially perform his or her material duties and responsibilities as outlined on Schedule "A" in accordance with the provisions of this Agreement, except as such results from the Disability of the Executive that is not cured by Executive, within reasonable period of written notification thereof to Executive by Employer;

                  (ii) any fraudulent activity on the part of the Executive materially adversely affecting the Employer;

                  (iii) the conviction of the Executive for any crime involving fraud, misrepresentation or breach of trust;

                  (iv) excessive use of alcohol or illegal drugs by the Executive which interferes in a material way with the performance of his or her obligations under this Agreement;

                  (v) any wilful and intentional act on the part of the Executive having the effect of materially injuring the reputation, business or business relationships of the Employer, or

                  (vi) any material breach of this Agreement by the Executive which has not been remedied within a reasonable period of days following written notice of such breach from the Employer.

"COMPETITIVE BUSINESS" means any business which is substantially similar to or in competition with any of the businesses carried on by Employer or any of its Affiliates at any time in which the non-competition and non-solicitation provisions of this Agreement are relevant to the Executive, which business is without limitation, the development and sale of (i) billing and customer management software for the telecommunication, internet, utilities and cable industries; (ii) e-commerce billing and customer management solutions for the internet, telecommunication, utilities and cable industries.

"CONFIDENTIAL INFORMATION" has the meaning set out in section 7.

"DISABILITY" means the Executive's physical or mental inability to substantially fulfil his or her duties on behalf of the Employer as a result of illness or injury for a continuous period of sixty (60) days or more or for an aggregate period of ninety (90) days in any twelve (12) month period. If there is any disagreement between the Employer and the Executive as to the

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Executive's Disability or as to the date any such Disability began or ended, the same shall be determined by a physician mutually acceptable to the Employer and the Executive. The determination of such physician shall be conclusive evidence of any such Disability and of the date any such Disability began or ended. The Executive shall be available for such an examination at any reasonable time upon prior reasonable notice thereof from the Employer. If the Executive fails or refuses to co-operate in such examination, the determination of the Executive's Disability and the date any such Disability began or ended shall be made by the Employer in its sole discretion.

"DEVELOPMENTS" has the meaning set out in section 9(a).

"SUBSIDIARY" means a subsidiary within the meaning of the Business Corporations Act (Ontario), as amended.

"U.S. PERSON" means a U.S. Person within the meaning of Regulation 5 under the Securities Act of 1933 Act, as amended.

2.       EMPLOYMENT.

         Employer hereby employs Executive as EVP/President of Daleen- Canada, and Executive hereby accepts such employment, all upon the terms and conditions hereinafter set forth. The Executive will report to James Daleen of the Employer. The Executive's duties will include the following:

         (a) The Executive shall perform all functions and duties consistent with his or her position as described in the attached Schedule A on behalf of the Employer and its Affiliates in a faithful, efficient, trustworthy and professional manner, as reasonably required by the Employer. The attached Schedule A sets forth the Executive's general roles and responsibilities as an employee of Employer, which general roles and responsibilities are subject to change by Employer upon prior written notice. The Executive agrees to comply with all written policies and regulations of the Employer now in force or that may be properly adopted from time to time, and the terms and conditions of this Agreement, to devote his or her best efforts to the interests of the Employer, and will not, without the prior written consent of the Executive Vice President of Corporate Development, engage in any other job or activity detrimental to the Employer's interests or in contravention to the terms and conditions of this Agreement. The Executive shall be based in Toronto and shall travel as reasonably required in connection with the performance of his or her duties hereunder. During the term of this Agreement, the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Employer. The Executive shall, upon request of the Employer, perform services for any Affiliate of the Employer without compensation except as provided herein.

         (b) In addition, the Executive represents that he has not brought to the Employer, and will not bring or use in the performance of his duties at the Employer, any

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                  property or confidential information (whether or not in
                  writing) of a former employer or third party without that employer's or third party's written consent. The Executive hereby certifies that he is not a party to any other agreement (or subject to any fiduciary obligation) which will interfere with the Executive's full compliance with this Agreement. The Executive has not entered into any agreement or understanding either written or oral in conflict with the provisions of this Agreement. The Executive acknowledges and agrees that the Employer is employing him or her based upon its understanding that the Executive will be fully capable, without restriction, of performing under this Agreement in his capacity as EVP/President of Daleen -Toronto for the Employer, and that the Employer is relying upon the representations set forth herein in connection with its providing this Agreement to the Executive. For purposes of this Agreement, Inlogic Ontario will not be considered a former employer of the Executive.

3.       EXISTING EMPLOYMENT AGREEMENT.

         The Executive confirms that the Executive on behalf of himself, his heirs, executors, administrators and assigns hereby releases the Employer and its Affiliates from all claims which he has or may have against the Employer, including Inlogic Ontario, (and its current and former officers, directors, employees, shareholders and agents) relating to periods prior to the Effective Date, including without limitation any claims relating to Executive's employment or engagement prior to the Effective Date with Employer and Inlogic Ontario, regardless of whether the Executive was engaged in a consulting or employment capacity. For greater certainty and as permissible by law, this release shall extend to any entity through which Executive provided consulting services to Inlogic Ontario. Notwithstanding the above and to the extent applicable, Employer confirms that this Agreement continues Executive's employment with Inlogic Ontario on an uninterrupted basis.

4.       TERM.

         This Agreement and the Executive's employment hereunder shall, for purposes hereof, commence on the Effective Date and shall continue for an indefinite term unless sooner terminated in accordance with the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, the parties may mutually agree in writing to a term of employment other than an indefinite term.

5.       REMUNERATION.

         As his or her entire compensation for all services rendered to the Employer during the term of this Agreement, the Executive shall receive the compensation provided for in this Section, subject to deductions for income taxes and other required deductions:

         (a) SALARY. The Employer will pay the Executive a gross annual salary (the "Base Salary") of Cdn. $257,250 to be paid in equal installments in accordance with the payroll practices of the Employer. The Employer will annually review the Base Salary.

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         (b)      BONUS. The Executive will be entitled to receive bonus
                  remuneration, if any, during the term of his or her employment, as the Employer, in its sole discretion, may authorize, which bonus shall be set forth in writing and presented to the Executive. Bonus remuneration will be offered and made available to Executive on the same basis as comparable executives employed by Employer and its Affiliates.

         (c) BENEFITS. The Executive shall be entitled to participate in all of the benefit plans for senior employees of the Employer in effect from time to time, as of and with effect from the Effective Date. Immediately following the Effective Date, Employer will continue the existing benefit plans of Inlogic Ontario. Thereafter, Employer will transition the benefit plans to comparable level and types as those offered by Employer and its Affiliates so as to ensure substantially equal benefits to the extent permitted and as available. The Executive is entitled to take vacation and other time off in accordance with Employer's "Time Off" Policy which will be four (4) week's per annum, and up to an additional one (1) week per annum on prior written consent of Executive's direct report manager.

         (d) EXPENSES. The Employer shall reimburse the Executive for all reasonable travel and other business expenses incurred by him or her in furtherance of the Executive's business in accordance with the Employer's written policies and procedures, plus Cdn. $1,000 per month for car and insurance.

6.       STOCK OPTIONS.

         Independent of any shares of the Employer previously owned by Executive, the Executive shall receive upon completion of the Transaction and as part of his or her compensation package an aggregate of 120,293 options to purchase common stock of Daleen Technologies Inc. All options will be subject to the provisions of the Daleen Technologies, Inc. Amended and Restated Stock Incentive Plan and applicable stock option agreements. Other terms of the options granted are as follows:

         (a) CONVERSION OPTIONS. These stock options reflect the conversion of stock options in Inlogic Ontario (prior to the closing of the Transaction) into stock options of Daleen Technologies, Inc. pursuant to the conversion formula associated with the Transaction. Executive shall receive an option for 70,292 shares of Conversion Options. The grant date will be the original date of grant from Inlogic Ontario and the exercise price per share will be the original exercise price per share as converted pursuant to the conversion formula associated with the Transaction. Upon execution hereof, Employer will accelerate one (1) year of vesting on all such Conversion Options.

         (b) TRANSACTION OPTIONS. These stock options reflect additional stock options of Daleen Technologies, Inc. to be issued to the Executive in connection with their continued employment with the Employer pursuant to the provisions of this Agreement. Executive shall receive an option for 50,000 shares of

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                  Transaction Options. The grant date will be the date of this
                  Agreement or as otherwise granted by the Board of Directors (or a committee thereof) of Daleen Technologies, Inc., and the exercise price per share will be the fair market value on the date of grant.

         (c) EXECUTIVE ACKNOWLEDGEMENT. Executive acknowledges that the Conversion Options and the Transaction Options are granted to the Executive in replacement and in full satisfaction of any right the Executive might have under the options previously granted to the Executive by the Employer and the Executive acknowledges that the sole right to any options that he or she has as of the date hereof is in the Conversion Options and Transaction Options. Executive agrees that the terms of this Agreement, and in particular this Section 6, supersede any prior understanding or agreement in any way related to the terms, conditions, vesting rights and/or value of any stock options or other equity interests of or related to Inlogic Ontario.

         (d) ADDITIONAL STOCK OPTIONS. In addition to those set forth above, Executive will, during the term hereof, have the opportunity to earn additional stock option grants of Employer or its Affiliates as those made available to comparable executives employed by Employer and its Affiliates and based upon performance hereunder, all at the sole discretion of the Compensation Committee of the Affiliates of Employer.

7.       CONFIDENTIALITY & NON-DISCLOSURE.

         Executive acknowledges that Employer has developed, through the expenditure of substantial time, effort and money, valuable trade secrets and confidential and proprietary information relating to its business. Executive further acknowledges that certain trade secrets and confidential business information of Employer has been or will be disclosed to Executive in the course of Executive's employment with Employer, and that the unauthorized disclosure or use of such information would severely damage Employer's business. Therefore, Executive agrees, subject to disclosure as may be required by law or a governmental authority, as follows:

         (a) The Executive agrees not to disclose the terms and conditions of this Agreement to any other employee of the Employer or any other party except the Executive may disclose such information to his immediate family, financial advisors or attorneys/lawyers.

         (b) The Executive agrees to hold in confidence and not use or disclose without the Employer's prior written consent (i) any confidential information (technical or otherwise) that he or she obtains or creates during the term of this Agreement which pertains to any aspect of the Employer's business or (ii) any information received in confidence by the Employer from a third party, until such information becomes generally known by the public. The Executive shall not make any unauthorized copies of such information and as stated in Section 8 below, will return to the Employer, upon termination of his or her

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                  employment or upon the Employer's request, all tangible forms of such information, including, without limitation, research and development projects and strategies, product strategies, internet or intranet strategies, business or product development strategies, financial information, partner and customer relationships, and other information about former, current, or prospective partners/customers, employee lists and other information about former, current, or prospective employees, software programs (source or object codes), know-how, new product offerings, plans, projections, confidential business information, copyrights, trade secrets, and any other proprietary material (the "Confidential Information").

8.       SURRENDER OF EMPLOYER PROPERTY AND RECORDS.

         Upon the termination of the Executive's employment, for any reason whatsoever, and at any other time as requested by Employer, the Executive agrees to surrender to Employer, in good condition, all records pertaining to Employer's business operations and related to any work performed for Employer, all Employer property, and any and all third party property, including all Confidential Information, drawings, computer programs or copies thereof, documentation, notebooks and notes, reports and any other materials on electronic or printed media within the Executive's possession or under the Executive's control. Included are any documents or media containing the names, addresses, and other information with regard to customers or potential customers of the Employer.

9.       INVENTION ASSIGNMENT.

         (a) Executive agrees that any Development Executive conceives, develops, creates or prepares in the course of Executive's employment with Employer shall be a work made for hire. Executive hereby grants, transfers and assigns to Employer all of his right, title and interest, if any, in any and all Developments, including rights to translation and reproductions in all forms or formats and the copyrights and patent and patent application rights thereto, if any, and he or she agrees that Employer may copyright said materials in Employer's name and secure renewal, reissues and extensions of such copyrights for such periods of time as the law may permit. Executive hereby waives, as against Employer, its successors and assigns and licensees, all his moral rights which the Executive may have or will acquire in respect of the copyright in any Developments. The Executive agrees to enforce his or her moral rights as against others as directed by and at the cost of Employer or its successor-in-title of the copyright in the Developments. "Development" is defined as any idea, invention, process, design, concept, or useful article (whether the design is ornamental or otherwise), computer program, documentation, literary work, audiovisual work and any other work of authorship, hereafter expressed, related to the business of the Employer or its Affiliates made or conceived in the course of Executive's employment or engagement whether solely or jointly by Executive during Executive's employment whether or not subject to patent, copyright or other forms of protection.

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         (b)      Items not assigned by this Section 9 are listed and described on the attached "Schedule of Separate Works," for which the parties agree to be effective must be signed by the Executive and a duly authorized officer of Employer. Executive agrees not to include any part of such items in the materials Executive prepares for Employer unless and until such items are licensed or assigned to Employer under separate written agreement.

         (c) At all times hereafter, Executive agrees promptly to disclose to Employer all Developments, to execute separate written assignments to Employer at Employer's request, and, at Employer's cost, to assist Employer in obtaining patents or copyrights in the U.S. and in all other countries, on any Developments assigned to Employer that Employer, in its sole discretion, seeks to patent or copyright. Executive also agrees, at Employer's cost, to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to Employer, and upon Employer's instruction and at Employer's cost, to reasonably protect Employer against infringement by other parties at Employer's expense with Employer prior approval.

         (d) Executive shall keep complete, accurate, and authentic information and records on all Developments in the manner and form reasonably requested by Employer. Such information and records, and all copies thereof, shall be the property of Employer as to any Developments assigned to Employer. Executive agrees to promptly surrender such information and records at the request of Employer. All these materials will be Confidential Information upon their creation.

10.      NON-COMPETITION.

         The Executive acknowledges that in the course of his or her employment with Employer, Employer will give the Executive access to the Confidential Information and the Executive's knowledge of the Confidential Information will enable the Executive to put the Employer at a significant competitive disadvantage if the Executive is employed or engaged by or becomes involved in a Competitive Business. Accordingly, during the term of this Agreement and for a period of twelve (12) months immediately following the termination of the Executive's employment (unless for a shorter period of time as determined by Employer as described below), for whatever reason, whether voluntary or involuntary (with or without Cause), the Executive will not, without the written consent of Employer, directly or indirectly, individually or in partnership or in conjunction with any other person carry on, be engaged in, directly or indirectly, in any manner whatsoever, including, without limitation, as an employee, consultant, or advisor in any Competitive Business within North America, provided however, an exceptions will be made following termination in the case of (a) another business wherein the Executive is not working in a competitive capacity and the competitive products and services that constitute a Competitive Business are less than ten percent of such business' total revenue, or (b) Executive's ownership of the shares of a publicly-traded company where such ownership is less than 5% of the shares outstanding and

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Executive otherwise has no involvement, directly or indirectly, in the operation, management or support of said company.

The Employer and Executive agree that in the case of a termination of the Executive's employment without Cause as described in Section 13(e), the length of the non-competition period in this Section 10 and the length of the non-solicitation period in Section 11 may be shortened by the Employer in its sole discretion, by the Employer providing the Executive with written notice thereof within ten (10) business days of the effective date of termination. In no event may the Employer reduce the non-competition and the non-solicitation provision to less than three (3) months. Executive will be entitled to severance pay from Employer during the duration of the non-competition period and the non-solicitation period, as such duration may be adjusted hereunder, all in accordance with Section 13(e). The Executive and Employer further agree that the duration of the non-competition and the duration of the non-solicitation period shall be equal and they shall run simultaneous with one another, so that by way of example, if the Employer were to shorten the non-competition period to six months following termination, then the non-solicitation period shall automatically shorten to that same six months.

11.      NON-SOLICITATION.

         The Executive acknowledges the uniqueness of the customer and third party relationships developed by the Employer and the unique opportunity that the Executive's employment and the Executive's access to the Confidential Information offers to interfere with such relationships. Accordingly, the Executive will not while employed or engaged by Employer and for a period of twelve (12) months following the termination of Executive's employment with Employer (unless for a shorter period of time as determined by Employer as described in the second paragraph of Section 10 above), whether the termination is voluntary or involuntary (with or without Cause), or for any other reasons whatsoever:

         (a) directly or indirectly on Executive's own behalf or on behalf of any other person or entity, solicit from, accept from, or transact business which would constitute Competitive Business, with any former, current or prospective customer or supplier of Employer with which the Executive had substantial personal contact on behalf of the Seller, or Employer during the twenty-four (24) month period immediately preceding the termination of the Executive's employment; or

         (b) hire, solicit for hire, recruit, or retain the services of any employee or consultant of Employer or any Affiliate of Employer.

12.      RECOGNITION.

         The Executive hereby recognizes and expressly acknowledges that the provisions of Sections 7, 10 and 11 grant to Employer only such reasonable protection as is admittedly necessary to preserve the legitimate interests of Employer and the Executive equally recognizes that the description of the "Competitive Business" is reasonable. Executive acknowledges that the services to be rendered by Executive hereunder are extraordinary and

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unique and are vital to the success of Employer, and that damages at law would be an inadequate remedy for any breach or threatened breach of this Agreement by Executive. Therefore, in the event of a breach or threatened breach by Executive of any provision of this Agreement, then Employer may be entitled, in addition to all other rights or remedies, to equitable relief, including temporary or permanent injunction to restrain such breach.

13.      TERMINATION OF EMPLOYMENT.

         This Agreement may be terminated at any time for the following reasons:

         (a)      by the Employer for Cause;

         (b)      by the Employer in the event of the death of the Executive;

         (c) by the Employer in the event of the Disability of the Executive in which case the Executive shall be entitled, to the extent he qualifies, to the disability benefits for employees of the Employer in effect at such time in lieu of any other compensation whatsoever in respect of the termination of the Executive's employment;

         (d)      upon mutual agreement of the parties hereto;

         (e)      without Cause and other than for the reasons in subsections
                  (a) through (d) above by the Employer providing to the Executive pay in lieu of notice (the "severance pay") in the form of the continuation of the Executive's Base Salary during the duration of the non-competition and non-solicitation provisions set forth in Sections 10 and 11 herein, which as described in Section 10 will be no longer than twelve (12) months and no shorter than three (3) months, as determined by Employer pursuant to Section 10. Notwithstanding the foregoing, to the extent the Employment Standards Act (Ontario) mandates the payment of Base Salary for a period longer than three (3) months, then such period shall be deemed to be the minimum period for the purposes of this Section 13(e) and Sections 10 and 11. The Executive agrees that his or her only entitlement on termination without Cause is that agreed to in this Agreement and for greater certainty and except as provided herein, the Employee is not entitled to notice or pay in lieu of notice or severance pay under common law; and

         (f) the Executive may terminate this Agreement at any time upon thirty (30) days prior written notice to the Employer, provided, however, the Executive shall continue to work for the Employer during such notice period unless otherwise directed by the Employer.

         (g) By Executive if Employer breaches a material provision of this Agreement or violates any applicable labor or employment laws of Ontario, which breach or violation is not cured by Employer within a reasonable period of time of its receipt of written notice thereof.

14.      EXECUTIVE REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGEMENTS.

         Executive represents and warrants to Employer that he is fully empowered to enter and perform his or her obligations under this Agreement and, without limitation, that he or she is under no restrictive covenants to any person or entity that will be violated by his or her

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entering into and performing this Agreement, and that this Agreement constitutes a valid and legally binding obligation of the Executive enforceable in accordance with its terms. The Executive further represents and warrants that in the performance of his or her duties he or she will not make unauthorized use of any confidential information of any third party or knowingly infringe the intellectual property rights of any third party. The Executive shall indemnify Employer upon demand for and against any and all judgements, losses, claims, damages, costs (including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by the Employer them as a result of the breach of the representations and warranties made in this section, or as a result of the failure of the acknowledgement made in this section to be true and correct at all times. The Executive further represents that he is not resident in the United States and is not a U.S. Person.

15.      ENTIRE AGREEMENT.

         This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements, negotiations, understandings and representations (if any) made by and between such parties.

16.      AMENDMENTS.

         The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

17.      GOVERNING LAW AND VENUE.

         This Agreement is to be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Ontario, Canada and that, therefore, without limiting the jurisdiction or venue of any other federal or provincial courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the Province of Ontario; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

18.      NOTICES.

         Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which received is acknowledged or the expiration of three (3) days after deposit in their post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the address set forth below or to such other address or person as such party may designate by notice to each party hereunder:

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                  To the Employer at:

                  Daleen Technologies, Inc.
                  902 Clint Moore Road
                  Suite 230
                  Boca Raton, FL 33487

                  Attention:  Human Resources Department

                  To the Executive Mohammad Aamir.

19.      BINDING EFFECT.

         All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

20.      SEVERABILITY.

         If any provision of this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

21.      SURVIVAL.

         Notwithstanding anything to the contrary herein, in the event the Executive's employment and this Agreement is terminated, whether voluntarily or involuntarily (with or without Cause), each party shall remain bound by the provisions of this Agreement which by their terms impose obligations upon that party that extend beyond the termination of this Agreement more particularly, but not limited to, Sections 7, 10 and 11 of this Agreement.

22.      WAIVERS.

         The failure or delay of either party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of that party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by a party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on either party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

23.      COUNTERPARTS.

         This Agreement may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

                                       INLOGIC SOFTWARE, INC.

                                       By: /s/ Carl Scase
                                          --------------------------------------
                                           Authorized Signing Officer

                                       /s/ MOHAMMAD AAMIR
-------------------------------        -----------------------------------------
Date                                   Employee

                           SCHEDULE OF SEPARATE WORKS

         The following are works that are not assigned by section 9 of the Employment Agreement, in which Executive has any right, title or interest, and which were conceived or written either wholly or in part by Executive, prior to or outside the scope of Executive's employment by Employer or Seller.

DESCRIPTION:  (If none, enter the word "None")







Indicate any item listed above that has been published, registered as a copyright, or is or has been the subject of a patent application:







Indicate the name of such organization or third party who also has rights in any of the listed items (such as former employers, partners, etc.):





The foregoing is complete and accurate to the best of Executive's knowledge.


-------------------------------------       ------------------------------------
Date                                        Executive

-------------------------------------       ------------------------------------
Date                                        Employer (name and title)

                                  SCHEDULE "A"

                 EXECUTIVE'S GENERAL ROLES AND RESPONSIBILITIES

Mohammad Aamir
President- Daleen Canada, EVP

As the President of Daleen Canada, EVP, your position will be based in Toronto and report into both Dave Corey and James Daleen. As the president of Daleen Canada you will be responsible for the seamless assimilation/ transition of the Toronto operation into the overall Daleen strategy. Additionally, as EVP you will provide leadership and direction to Corporate initiatives as assigned by the CEO.